UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

ELECTRONIC SERVITOR PUBLICATION NETWORK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55809	82-1873116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Ave. N., Suite 100 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(833) 991-0800

(Registrant’s Telephone Number, Including Area Code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XESP	NONE

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.

Form 8-K

Current Report

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2023, the Company entered into a three-year Consulting Agreement with Laurence Eric Swann to perform business and financial consulting services, including business development, corporate strategies, market positioning, investor relations, and other related services. Mr. Swann has worked in finance since 1987 and brings over 35 years of experience investing in and working with both public and private companies.  He was a founding partner of Leerink Swann and has more recently dedicated his time to medical technology and life science companies working alongside entrepreneurial management teams with unique products in dynamic industries. The Company agreed to issue Mr. Swann 3,660,000 shares of the Company’s common stock (the “Stock Grant”) pursuant to the terms of a Restricted Stock Agreement by and between the Company and Laurence Eric Swann dated September 29, 2023. The Stock Grant was issued in accordance with the terms of the Company’s 2023 Equity Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission).

Exhibit No.	Description
99.1	Consulting Agreement by and between Registrant and Laurence Eric Swann dated September 29, 2023
99.2	Restricted Stock Agreement by and between Registrant and Laurence Eric Swann dated September 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.
Date: October 4, 2023	By:	/s/ Peter Hager
Peter Hager
Chief Executive Officer

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